CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees and Shareholders
Putnam Vista Fund

We consent to the use of our report dated September 13, 2005, incorporated in this Registration Statement by reference, to Putnam Vista Fund and to the references to our firm under the captions "Financial Highlights" in the prospectuses and "Independent Registered Public Accounting Firm and Financial Statements" in the Statement of Additional Information.

                                             /s/ KPMG LLP

Boston, Massachusetts
November 22, 2005